AMENDMENT TO THE BELLSOUTH PERSONAL RETIREMENT
                      ACCOUNT PENSION PLAN


     This Amendment is made to the BellSouth Personal Retirement Account Pension Plan (the "Plan") which was amended and restated effective July 1, 1996. The Chairman of the BellSouth Employees' Benefit Claim Review Committee, acting under authority delegated by the Nominating and Compensation Committee of the Board of Directors of BellSouth Corporation, hereby amends the Plan as follows:



                               1.



     Pursuant to Paragraphs 15.01 and 16.03 of the Plan, individuals who become employees of Westel-Milwaukee Company, Inc., or BellSouth Mobility Inc pursuant to Section 5.8(a) of the Exchange Agreement by and among BellSouth Cellular Corp., Westel-Milwaukee, Inc., United States Cellular Corporation and others, dated February 4, 1997, (the "Westel-Milwaukee Agreement"), will be granted Net Credited Service, Vesting Service Credit and Vesting Eligibility Years for their service with United States Cellular Corporation and its affiliates prior to the closing of the transaction contemplated by the Westel-Milwaukee Agreement.
     The above amendment shall be effective as of the date this amendment is approved.

               Approved this 31st day of October,1997.

EMPLOYEES' BENEFIT CLAIM REVIEW COMMITTEE:


/s/ Richard D. Sibbernsen
_______________________________
By:  Richard D. Sibbernsen, Chairman